Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 31 March 2020, in Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-236079) and related Prospectus of New Frontier Health Corporation dated 31 March 2020.

/s/ Ernst & Young Hua Ming LLP
Beijing, the People's Republic of China
31 March 2020